Exhibit 2.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:17 PM 11/25/2019
FILED 03:17 PM 11/25/2019
SR 20198288455 - File Number 7721713

Certificate Of Formation

Of

Landa Properties A LLC

Under Section 18-201 of the Delaware

Limited Liability Company Act

The undersigned, being an authorized person under Section 18-201 of the Limited Liability Company Act of the State of Delaware (the “Delaware Act”), hereby certifies:

1. The name of the limited liability company is Landa Properties A LLC (the “Company”).

2. The address of its registered office in the State of Delaware is1013 Centre Road, Suite 403-B, Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Vcorp Services, LLC.

3. The Company shall have the power to indemnify, to the fullest extent permitted by the Delaware Act, as amended from time to time, all persons whom it is permitted to indemnify thereto.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 25th day of November, 2019.

/s/ Yishai Cohen
Yishai Cohen, Authorized Person